UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Consent Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Consent Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

ZORAN CORPORATION
(Name of Registrant as Specified in Its Charter)

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
COWEN OVERSEAS INVESTMENT LP
RAMIUS ADVISORS, LLC
RAMIUS VALUE AND OPPORTUNITY ADVISORS LLC
RAMIUS LLC
COWEN GROUP, INC.
RCG HOLDINGS LLC
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
JON S. CASTOR
DALE FULLER
THOMAS LACEY
JEFFREY MCCREARY
JEFFREY C. SMITH
EDWARD TERINO

(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(4)           Proposed maximum aggregate value of transaction:

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☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Ramius Value and Opportunity Master Fund Ltd, together with the other participants named herein (collectively, “Ramius”), has made a definitive filing with the Securities and Exchange Commission of a consent statement and an accompanying WHITE consent card to be used to solicit consents from stockholders of Zoran Corporation, a Delaware corporation (“Zoran”) for the removal of six current directors of Zoran and the election of Ramius’ six nominees.

On February 11, 2011, Ramius issued the following press release:

Ramius Condemns Zoran’s Recent Campaign of Misleading Information

Files Supplemental Materials Presenting the Facts About Zoran’s Historical Stock Price Performance
and Criticizing Zoran for Cherry-Picking a Peer Group and Measurement Period to Mislead Shareholders

Assures Shareholders that Consent Solicitation is Alive and Well and to
Ignore Company’s Scare Tactics Designed to Entrench the Board and Confuse & Disenfranchise Shareholders

Urges Shareholders to Consent on Ramius’ White Card Today to Remove Six Current Directors
and  Elect the Qualified and  Experienced Ramius Nominees Who Are Determined to Significantly Improve Shareholder Value at Zoran

NEW YORK, Feb. 11, 2011 -- Ramius Value and Opportunity Advisors LLC, a subsidiary of Ramius LLC (collectively, “Ramius”), today announced it has filed supplemental presentation materials with the Securities and Exchange Commission (“SEC”) and issued a statement to shareholders of Zoran Corporation (Nasdaq:ZRAN - News) condemning the Zoran Board of Directors for leading a campaign of misleading information designed to confuse and mislead shareholders.

In the presentation materials, Ramius urges shareholders not to be misled by the Company’s recent attempt to downplay its true underperformance by “cherry-picking” a peer group of massively underperforming companies and using a disingenuous, artificial comparison date of December 31, 2009, a date that has no relevance for the Company or its shareholders.  Ramius further states that no matter how hard Zoran tries, the Company cannot hide behind the following undisputed facts relating to its massive underperformance:

•
Over the past five years alone, Zoran’s shares have lost more than half their value while its Peer Group (the one disclosed in Zoran’s last two proxy statements) and indices have each registered material gains.

•	Since Zoran’s IPO on December 14, 1995, its shares have underperformed the Russell 2000 and NASDAQ Index by -185.0% and -192.6%, respectively.

•
When comparing Zoran’s stock price performance to all U.S. based publicly listed semiconductor companies with similar revenues ($250 million to $500 million), Zoran has still massively underperformed over the last one, three and five year periods.

Ramius also commented today on Zoran’s recent attempts to confuse and misinform shareholders about the validity of Ramius’ current consent solicitation.  Ramius assured shareholders that its consent solicitation did not terminate on February 4, 2010, as the Company would have people believe in its recent public filings.  The deadline for Ramius to receive the requisite number of consents to remove and replace six Zoran directors is March 8, 2011.  Holders of Zoran shares as of the close of business on January 7, 2011, the record date for the Consent Solicitation, are entitled to execute and deliver a WHITE consent card in support of Ramius’ proposals irrespective of whether such shareholders sell any or all of their stock, or acquire additional stock, after such date.

Ramius Partner Managing Director Jeffrey C. Smith stated, “It has become clear that this Board will stop at nothing to draw attention away from just how poorly the Company has performed under its watch and to entrench itself through a campaign of misinformation.  It is astounding that the board would think their own selected peer group was good enough to publish in their own filings in order to justify their compensation but then not the right peer group to judge their performance.  Ironically, it does not matter what hand-selected, “cherry-picked” peer group they come up with, the truth is Zoran has dramatically underperformed the Russell 2000, NASDAQ and almost any relevant peer group through any reasonable measurement period, with its shares losing more than half their value over the past five years alone.”

Mr. Smith continued, “Now, the Board has also resorted to misleading and confusing shareholders as to the validity of our Consent Solicitation.  The Company, itself, admits that there is no case law in support of its weak legal position regarding the recommencement of our solicitation.  We assure shareholders our Consent Solicitation is alive and well, and we are unwavering in our commitment to seek shareholder support to unseat and replace six members of the Zoran Board.”

Ramius is one of the largest shareholders of Zoran, beneficially owning approximately 9.3% of the shares outstanding.  Holders of Zoran shares as of the close of business on January 7, 2011, the record date for the Consent Solicitation, are entitled to execute and deliver a WHITE consent card in support of Ramius’ proposals irrespective of whether such shareholders sell any or all of their stock, or acquire additional stock, after such date.

The investor presentation is available at the SEC’s website here (http://tinyurl.com/sec-presentation) and will also be available at www.shareholdersforzoran.com.

If you have any questions, require assistance with submitting your WHITE consent card, or need additional copies of the proxy materials, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Shareholders Call Toll-Free at: (877) 717-3898
Banks and Brokers Call Collect at: (212) 750-5833

ABOUT RAMIUS LLC

Ramius LLC is a registered investment advisor that manages assets in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Luxembourg, Tokyo and Munich.

CONTACT: Peter Feld, 212-201-4878 Gavin Molinelli, 212-201-4828